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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                DOUBLETWIST, INC.

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             (Exact name of registrant as specified in its charter)

           Delaware                                    94-3715560

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(State of incorporation or organization)    (I.R.S. employer identification no.)

               1999 Harrison Street, Suite 1100, Oakland, CA 94612

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               (Address of principal executive office) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-45086

Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of Each Exchange on
Title of Each Class to be So Registered    Which Each Class is to be Registered
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                 None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 Par Value Per Share
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                                (Title of Class)

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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Incorporated by reference to the section entitled "Description of Capital Stock" in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-45086 as originally filed with the Securities and Exchange Commission on September 1, 2000 or as subsequently amended (the "Registration Statement").

Item 2.   EXHIBITS

         The following exhibits are filed as a part of this registration statement:

Exhibit No.                Description
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     (1)                   Amended and Restated Certificate of Incorporation, as
                           currently in effect (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     (2) Certificate of Amendment to Amended and Restated Certificate of Incorporation to be effective prior to completion of the offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

     (3) Amended and Restated Certificate of Incorporation to be effective upon completion of the offering (incorporated by reference to Exhibit 3.3 to the Registration Statement).

     (4) Bylaws of the registrant as currently in effect (incorporated by reference to Exhibit 3.4 to the Registration Statement).

     (5) Bylaws of the registrant to be in effect upon completion of the offering (incorporated by reference to Exhibit 3.5 to the Registration Statement).

     (6) Amended and Restated Investors' Rights Agreement dated July 6, 2000 (incorporated by reference to Exhibit 10.1 to the Registration Statement).

     (7) Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 19, 2000         DOUBLETWIST, INC.

                                   By:    /s/ John D. Couch
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                                          John D. Couch
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors





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